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                                                                    EXHIBIT 15.1


February 10, 1999

The Board of Directors and Stockholders
NCS HealthCare, Inc. and Subsidiaries

We are aware of the incorporation by reference in the Registration Statement Form S-8 of NCS HealthCare, Inc. for the registration of 250,000 shares of its Class A Common Stock for the NCS HealthCare Employee Savings Plan and Trust of our report dated October 28, 1998 relating to the unaudited condensed consolidated interim financial statements of NCS HealthCare, Inc. and subsidiaries that are included in its Form 10-Q for the quarter ended September 30, 1998.


                                 /s/ ERNST & YOUNG LLP